                                       BY-LAWS

                                          OF

                            AMERICAN FAMILY HOLDINGS, INC.
                               (A Delaware Corporation)

ARTICLE I     OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.01.  REGISTERED OFFICE . . . . . . . . . . . . . . . . . . .   1

    Section 1.02.  PRINCIPAL EXECUTIVE OFFICE. . . . . . . . . . . . . . .   1

    Section 1.03.  OTHER OFFICES . . . . . . . . . . . . . . . . . . . . .   1


ARTICLE II    MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . .   1
    Section 2.01.  ANNUAL MEETINGS . . . . . . . . . . . . . . . . . . . .   1

    Section 2.02.  SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . .   1

    Section 2.03.  PLACE OF MEETINGS . . . . . . . . . . . . . . . . . . .   1

    Section 2.04.  NOTICE OF MEETINGS. . . . . . . . . . . . . . . . . . .   1

    Section 2.05.  CONDUCT OF MEETINGS . . . . . . . . . . . . . . . . . .   2

    Section 2.06.  QUORUM. . . . . . . . . . . . . . . . . . . . . . . . .   2

    Section 2.07.  VOTES REQUIRED. . . . . . . . . . . . . . . . . . . . .   2

    Section 2.08.  CUMULATIVE VOTING . . . . . . . . . . . . . . . . . . .   2

    Section 2.09.  PROXIES . . . . . . . . . . . . . . . . . . . . . . . .   2

    Section 2.10.  STOCKHOLDER ACTION. . . . . . . . . . . . . . . . . . .   2

    Section 2.11.  LIST OF STOCKHOLDERS. . . . . . . . . . . . . . . . . .   3

    Section 2.12.  INSPECTORS OF ELECTION. . . . . . . . . . . . . . . . .   3


ARTICLE III   DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . .   3
    Section 3.01.  POWERS. . . . . . . . . . . . . . . . . . . . . . . . .   3


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    Section 3.02.  NUMBER. . . . . . . . . . . . . . . . . . . . . . . . .   3

    Section 3.03.  INDEPENDENT OUTSIDE DIRECTORS . . . . . . . . . . . . .   3

    Section 3.04.  ELECTION AND TERM OF OFFICE . . . . . . . . . . . . . .   4

    Section 3.05.  ELECTION OF CHAIRMAN OF THE BOARD . . . . . . . . . . .   5

    Section 3.06.  REMOVAL . . . . . . . . . . . . . . . . . . . . . . . .   5

    Section 3.07.  VACANCIES AND ADDITIONAL DIRECTORSHIPS. . . . . . . . .   5

    Section 3.08.  REGULAR AND SPECIAL MEETINGS. . . . . . . . . . . . . .   5

    Section 3.09.  QUORUM. . . . . . . . . . . . . . . . . . . . . . . . .   5

    Section 3.10.  VOTES REQUIRED. . . . . . . . . . . . . . . . . . . . .   6

    Section 3.11.  PLACE AND CONDUCT OF MEETINGS . . . . . . . . . . . . .   6

    Section 3.12.  ACTION BY UNANIMOUS WRITTEN CONSENT . . . . . . . . . .   6

    Section 3.13.  FEES AND COMPENSATION . . . . . . . . . . . . . . . . .   6

    Section 3.14.  COMMITTEES OF THE BOARD OF DIRECTORS. . . . . . . . . .   6

    Section 3.15.  MEETINGS OF COMMITTEES. . . . . . . . . . . . . . . . .   7


ARTICLE IV    OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    Section 4.01.  DESIGNATION, ELECTION AND TERM OF OFFICE. . . . . . . .   7

    Section 4.02.  CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . . . .   7

    Section 4.03.  PRESIDENT AND CHIEF EXECUTIVE OFFICER . . . . . . . . .   7

    Section 4.04.  CHIEF FINANCIAL OFFICER . . . . . . . . . . . . . . . .   7

    Section 4.05.  VICE PRESIDENTS . . . . . . . . . . . . . . . . . . . .   8

    Section 4.06.  SECRETARY . . . . . . . . . . . . . . . . . . . . . . .   8

    Section 4.07.  ASSISTANT OFFICERS. . . . . . . . . . . . . . . . . . .   8

    Section 4.08.  WHEN DUTIES OF AN OFFICER MAY BE DELEGATED. . . . . . .   8

    Section 4.09.  OFFICERS HOLDING TWO OR MORE OFFICES. . . . . . . . . .   8

    Section 4.10.  COMPENSATION. . . . . . . . . . . . . . . . . . . . . .   8

    Section 4.11.  RESIGNATIONS. . . . . . . . . . . . . . . . . . . . . .   8

    Section 4.12.  REMOVAL . . . . . . . . . . . . . . . . . . . . . . . .   8


ARTICLE V     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
              CORPORATE AGENTS . . . . . . . . . . . . . . . . . . . . . .   8

    Section 5.01  RIGHT TO INDEMNIFICATION . . . . . . . . . . . . . . . .   8

    Section 5.02  PREPAYMENT OF EXPENSES . . . . . . . . . . . . . . . . .   9

    Section 5.03  CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . .   9

    Section 5.04  NON-EXCLUSIVITY OF RIGHTS' . . . . . . . . . . . . . . .   9

    Section 5.05  OTHER INDEMNIFICATION. . . . . . . . . . . . . . . . . .   9

    Section 5.06  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .   9

    Section 5.07  AMENDMENT OR REPEAL. . . . . . . . . . . . . . . . . . .   9



ARTICLE VI    STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    Section 6.01.  CERTIFICATES. . . . . . . . . . . . . . . . . . . . . .   9

    Section 6.02.  TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . .  10

    Section 6.03.  TRANSFER AGENT'S AND REGISTRARS . . . . . . . . . . . .  10

    Section 6.04.  STOCK LEDGERS . . . . . . . . . . . . . . . . . . . . .  10

    Section 6.05.  RECORD DATES. . . . . . . . . . . . . . . . . . . . . .  10

    Section 6.06.  NEW CERTIFICATES. . . . . . . . . . . . . . . . . . . .  10

    Section 6.07.  STOCK PURCHASE PLANS; STOCK OPTION PLANS. . . . . . . .  11


ARTICLE VII   CORPORATE RECORDS. . . . . . . . . . . . . . . . . . . . . .  11
    Section 7.01.  TYPES OF RECORDS. . . . . . . . . . . . . . . . . . . .  11

    Section 7.02.  FINANCIAL STATEMENTS AND REPORTS. . . . . . . . . . . .  11

    Section 7.03.  STOCKHOLDERS' RIGHT OF INSPECTION . . . . . . . . . . .  11

    Section 7.04.  DIRECTORS' RIGHT OF INSPECTION. . . . . . . . . . . . .  12


ARTICLE VIII  SUNDRY PROVISIONS. . . . . . . . . . . . . . . . . . . . . .  12
    Section 8.01.  FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . .  12

    Section 8.02.  SEAL. . . . . . . . . . . . . . . . . . . . . . . . . .  12

    Section 8.03.  VOTING OF STOCK IN OTHER CORPORATIONS . . . . . . . . .  12

    Section 8.04.  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . .  12

                                       BY-LAWS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.
                              (A Delaware Corporation)


                                      ARTICLE I
                                       OFFICES
    Section 1.01. REGISTERED OFFICE. The registered office of American Family Holdings, Inc. (the "Corporation") in the State of Delaware shall be located at 15 East North Street, City of Dover, County of Kent, and the name of the registered agent at that address shall be Incorporating Services.

    Section 1.02. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be located at 4675 MacArthur Court, Suite 1240, Newport Beach, California 92660. The Board of Directors of the Corporation (the "Board of Directors") may change the location of said principal executive office.

    Section 1.03. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                      ARTICLE II
                              MEETINGS OF STOCKHOLDERS
    Section 2.01. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation shall be held between April 1 and May 30 of each year on such date at such time as the Board of Directors shall determine. At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of
Section 3.04 hereof and any other proper business may be transacted.

    Section 2.02. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, with the limits fixed by law.

    Section 2.03. PLACE OF MEETINGS. Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairman of the Board. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.

    Section 2.04. NOTICE OF MEETINGS. Written notice of each annual or special meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to stockholders entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 2.05. CONDUCT OF MEETINGS. All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law, and as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meetings of stockholders shall be the Chairman of the Board. The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

    Section 2.06. QUORUM. At any meeting of stockholders, the presence, in person or by proxy, of the holders of record of shares then issued and outstanding and entitled to vote representing a majority of the votes eligible to be cast at the meeting shall constitute a quorum for the transaction of business; provided, however, that this Section 2.06 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Certificate of Incorporation of the Corporation (the "Certificate") for the vote necessary for the adoption of any measure governed thereby. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained.
At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 2.07. VOTES REQUIRED. A majority of the votes cast at a duly called meeting of stockholders, at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless the vote of greater or different number thereof is required by statute, by the rights of any authorized class of stock or by the Certificate. Unless the Certificate or the resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote of meeting of stockholders.

    Section 2.08. CUMULATIVE VOTING. Except as otherwise provided by applicable law, there shall be no cumulative voting permitted in the election of Directors, or any other matter brought before the stockholders.

    Section 2.09. PROXIES. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the stockholder himself or by his duly authorized attorney-in-fact. In addition, a proxy may be transmitted in any other manner authorized by applicable law. No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Unless other transmission is permitted by applicable law, each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

    Section 2.10. STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Board of Directors, in which case such action may be authorized or taken by the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate have been satisfied.

    Section 2.11. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make (or cause to be prepared and made), at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

    Section 2.12. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder's proxy, shall) make such an appointment.


    The number of Inspectors of Election shall be one (1) or three (3) as directed by the Chairman of the Board from time to time. If there are three (3) Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such Inspector need be a stockholder of the Corporation.

    The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.


                                     ARTICLE III
                                      DIRECTORS
    Section 3.01. POWERS. The business and affairs of the Corporation shall be managed by and be under the direction of the Board of Directors. The Board of Directors shall exercise all the power of the Corporation, except those that are conferred upon or reserved to the stockholders by statute, the Certificate or these By-Laws.

    Section 3.02. NUMBER. Except as otherwise fixed pursuant to the provisions of Article 4 of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, par value One Tenth of One Cent ($0.001) per share of the Corporation ("Preferred Stock"), the number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one (1)
nor more than nine (9). The first Board of Directors shall consist of two (2) directors and subsequent Boards of Directors shall consist of five (5) directors until changed as herein provided.

    Section 3.03. INDEPENDENT OUTSIDE DIRECTORS. At such time as the Corporation offers its stock to members of the public through a registration statement filed with the Securities and Exchange Commission, at least forty percent (40%) of the members of the Board of Directors of the Corporation shall at all times be "Independent Outside Directors," which term is hereby defined to mean any director who:

    1. has not in the last two (2) years been an officer or employee of the Corporation or any of its subsidiaries or affiliates; and

    2. is not related to an officer of the Corporation (or an officer of any of the Corporation's parents, subsidiaries or affiliates) by blood, marriage or adoption (except relationships more remote than first cousin); and

    3. is not, and has not within the last two (2) years been, an officer, or employee of, and does not own, and has not within the last two (2) years owned, directly or indirectly, in excess of one percent (1%) of any firm, corporation or other business or professional entity which has made or proposes to make, during either the Corporation's or such entity's last or next fiscal year, payments for property or services in excess of one percent (1%) of the gross revenues either of the Corporation for its last fiscal year or of such entity for its last fiscal year, but excluding payments determined by competitive bids, public utility services at rates set by law or government authority, or payments arising solely from the ownership of securities, or to which the Corporation was indebted at any time during the Corporation's last fiscal year in an aggregate amount in excess of one percent (1%) of the Corporation's total assets at the end of such fiscal year or One Million Dollars ($1,000,000), whichever is less, but excluding debt securities which have been publicly offered or which are publicly traded; and

    4. is not a member, employee or associate of a law firm which the Corporation has retained in the last two (2) years or proposes to retain in the next year; and

    5. is not a control person of the Corporation (other than as a director of the Corporation) as defined by the regulations of the Securities and Exchange Commission.

    Section 3.04.  ELECTION AND TERM OF OFFICE.  Except as provided in Section
3.07 hereof and subject to the right to elect additional directors under specified circumstances which may be granted, pursuant to the provisions of
Article 4 of the Certificate, to the holders of any class or series of Preferred Stock, directors shall be elected by the stockholders of the Corporation. When the size of the Board reaches five in number, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors (fixed pursuant to Section 3.02 hereof) by three. If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: if such fraction is one-third, the additional director shall be a member of Class I; and if such fraction is two-thirds, one of the additional directors shall be a member of Class I and the other shall be a member of Class II. Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected; provided, however, that all of the Corporation's initial directors shall serve for a term ending on the date of the first annual meeting and that the directors elected at the Corporation's first annual meeting to Class III shall serve for a term ending on the date of the first annual meeting next following the end of the calendar year 1997, the directors first elected to Class II shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 1997 and the directors first elected to Class I shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 1997.

    Notwithstanding the foregoing provisions of this Section 3.04: each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Article 4 of the Certificate in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

    Section 3.05. ELECTION OF CHAIRMAN OF THE BOARD. At the organizational meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board and/or Co-Chairmen of the Board from among the directors, who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his/their successors shall have been elected or until his/their earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

    Section 3.06. REMOVAL. Subject to the right to elect directors under specified circumstances which may be granted pursuant to Article 4 of the Certificate to the holders of any class or series of Preferred Stock, any director may be removed from office only as provided in Article 11 of the Certificate.

    Section 3.07. VACANCIES AND ADDITIONAL DIRECTORSHIPS. Except as otherwise provided pursuant to Article 4 of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, regardless of their class, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    Section 3.08. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other times as shall be from time to time set by the Board of Directors, which shall be no less frequently than quarterly, unless a regular meeting is otherwise called by the Chairman of the Board or a Co-Chairman in accordance with applicable law.

    Special meetings of the Board of Directors shall be held upon call by or at the direction of the Chairman or a Co-Chairman of the Board, the President and Chief Executive Officer, the Executive Vice President, or any two directors, except that when the Board of Directors consists of one director, then the one director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, telegram, cable, facsimile transmission or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose or purposes thereof, unless otherwise required by law, the Certificate or these By-Laws.

    Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing.

    Section 3.09. QUORUM. At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business, except that when the Board of Directors consists of one director, then the one director shall constitute a quorum. In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall be present. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.


    Section 3.10. VOTES REQUIRED. Except as otherwise provided by applicable law or by the Certificate, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

    Section 3.11. PLACE AND CONDUCT OF MEETINGS. Each regular meeting and special meeting of the Board of Directors shall be held at a location determined as follows: The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting. If no such designation is made: (i) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation's principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the Corporation's principal executive office, as the Chairman of the Board, or the Co-Chairmen, may designate or, in the absence of such designation, at the Corporation's principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be the Chairman, or a Co-Chairman, of the Board, or in his/their absence a person designated by the Board of Directors. The Secretary, or in the absence of the Secretary a person designated by the chairman of the meeting, shall act as secretary of the meeting. Meetings of the Board of Directors may be held through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such a meeting constitutes presence in person at such meeting.

    Section 3.12. ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

    Section 3.13. FEES AND COMPENSATION. Directors shall be paid such compensation as may be fixed from time to time by resolutions of the Board of Directors (a) for their usual and contemplated services as directors, (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff, and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section 3.13.

Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

    Section 3.14. COMMITTEES OF THE BOARD OF DIRECTORS. Subject to the requirements of applicable law, the Board of Directors may from time to time establish committees, including standing or special committees, which shall have such duties and powers as are authorized by these By-Laws or by the Board of Directors. Committee members, and the chairman of each committee, shall be appointed by the Board of Directors. The Chairman of the Board, in conjunction with the several committee chairmen, shall make recommendations to the Board of Directors for its final action concerning members to be appointed to the several committees of the Board of Directors. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Vacancies which occur on any committee shall be filled by a resolution of the Board of Directors. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors. The Board of Directors may, by resolution, at any time deemed desirable, discontinue any standing or special committee. Members of standing committees, and their chairmen, shall be elected yearly at the organizational meeting of the Board of Directors which is held immediately following the annual meeting of stockholders.

    Section 3.15. MEETINGS OF COMMITTEES. Each committee of the Board of Directors shall fix its own rules of procedure consistent with the provisions of applicable law and of any resolutions of the Board of Directors governing such committee. Each committee shall meet as provided by such rules or such resolution of the Board of Directors, and shall also meet at the call of its chairmen or any two (2) members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of these By-Laws under Article III entitled "Directors" relating to the place of holding meetings and the notice required for meetings of the Board of Directors shall govern the place of meetings and notice of meetings for committees of the Board of Directors. A majority of the members of each committee shall constitute a quorum thereof, except that when a committee consists of one (1) member, then the one (1) member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. Except in cases where it is otherwise provided by the rules of such committee or by a resolution of the Board of Directors, the vote of a majority of the members present at a duly constituted meeting at which a quorum is present shall be sufficient to pass any measure by the committee.


                                      ARTICLE IV
                                       OFFICERS
    Section 4.01. DESIGNATION, ELECTION AND TERM OF OFFICE. The Corporation shall have a Chairman or Co-Chairman of the Board, a President and Chief Executive Officer, such Vice Presidents as the Board of Directors deems appropriate, a Secretary and a Chief Financial Officer. Co-Chairmen of the Board shall also be elected if deemed appropriate by the Board of Directors. These officers shall be elected annually by the Board of Directors at the organizational meeting immediately following the annual meeting of stockholders, and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected and qualified or until his earlier resignation, death or removal. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

    Section 4.02. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chairman of the Board of Directors and shall, subject to the power and authority of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. In addition to the above duties, he shall have such other duties as may from time to time be assigned to him by the Board of Directors. If Co-Chairmen are elected, they shall share such duties in whatever manner is determined by the Board of Directors.

    Section 4.03. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the general manager and chief executive officer of the Corporation, subject to the power of the Board of Directors, and shall be accountable to the Chairman (or Co-Chairmen) of the Board. He shall have general charge and supervision of the operating elements of the Corporation and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman.

    Section 4.04. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the financial officer of the Corporation. He shall be responsible to the Chairman and President for the management and supervision of all financial matters and to provide for the financial growth and stability of the Corporation. He shall attend all regular meetings of the Board of Directors and keep the Directors currently informed concerning all significant financial matters that could impact upon the business or affairs of the Corporation. He shall also perform such additional duties as may be assigned to him from time to time by the Board of Directors or the Chairman and President.

    Section 4.05. VICE PRESIDENTS. Vice Presidents of the Corporation that are elected by the Board of Directors shall perform such duties as may be assigned to them from time to time by the Chairman of the Board or the President.

    Section 4.06. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors and all committee meetings. He shall be the custodian of the corporate seal and shall affix it to all documents which he is authorized by law or the Board of Directors to sign and seal. He also shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board or the President.

    Section 4.07. ASSISTANT OFFICERS. The Chairman (or Co-Chairmen) of the Board or the President may appoint one or more assistant secretaries, and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the Chairman of the Board or the President.

    Section 4.08. WHEN DUTIES OF AN OFFICER MAY BE DELEGATED. In the case of the absence or disability of an officer of the Corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors, or any officer designated by it, or the Chairman of the Board, may, for the time of the absence or disability, delegate such officer's duties and powers to any other officer of the Corporation.

    Section 4.09. OFFICERS HOLDING TWO OR MORE OFFICES. The same person may hold any two or more of the above-mentioned offices. However, no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, by the Certificate or by these By-Laws, to be executed, acknowledged or verified by any two or more officers.

    Section 4.10. COMPENSATION. The Board of Directors shall have the power to fix the compensation of all officers and employees of the Corporation.

    Section 4.11. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, to a Chairman of the Board, to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board of Directors. The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

    Section 4.12. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any assistant officer of the Corporation may be removed, with or without cause, by a Chairman of the Board, the President or by the Board of Directors.


                                      ARTICLE V
                       INDEMNIFICATION OF DIRECTORS, OFFICERS,
                         EMPLOYEES AND OTHER CORPORATE AGENTS
    Section 5.01 RIGHT TO INDEMNIFICATION. Except to the extent prohibited by then applicable law, the Corporation shall indemnity and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, each person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise (any such action, suit or proceeding being hereinafter in this Article referred to as a "proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including without limitation employee benefit plans and non-profit enterprises) (any such person being hereafter in this Article referred to as an "indemnifiable party"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

    Section 5.02 PREPAYMENT OF EXPENSES. The Corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or elsewhere.

    Section 5.03 CLAIMS. If a claim for indemnification or payment of expenses under this Article is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

    Section 5.04 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article 5 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 5.05 OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

    Section 5.06 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any indemnifiable party against any liability asserted against or incurred by the indemnifiable party in such capacity or arising out of the indemnifiable party's status as such whether or not the Corporation would have the power to indemnity the indemnifiable party against such liability.

    Section 5.07 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article 5 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                      ARTICLE VI
                                        STOCK
    Section 6.01. CERTIFICATES. Except as otherwise provided by law, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by a Chairman of the Board or the President or a Vice President together with the Secretary, or an Assistant Secretary, or the Chief Financial Officer. Any or all of the signatures on any certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

    Section 6.02. TRANSFER OF SHARES. Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation's registrar if the Corporation has a registrar. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation's stock as it may deem expedient.

    Section 6.03. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

    Section 6.04. STOCK LEDGERS. Original or duplicate stock ledgers, containing the names and addresses of the record stockholders of the Corporation, and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar. The Secretary or his designee shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 6.05. RECORD DATES. The Board of Directors shall fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

    Section 6.06. NEW CERTIFICATES. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer or officers or agents, in their discretion, may refuse to issue such a new certificate unless the Corporation is ordered to do so by a court of competent jurisdiction. Furthermore, the Corporation, or its officers or agents, may require the owner of a lost, stolen, mutilated or destroyed certificate, or his legal representative, to give the Corporation a bond (or other security) sufficient to indemnity it against any claim that may be made on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of new certificates or uncertificated shares.

    Section 6.07.  STOCK PURCHASE PLANS; STOCK OPTION PLANS.

    1. The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale, for such consideration as may be fixed, of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

    2. A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, subject to applicable law, restrictions upon transfer of the shares and the time limits of and termination of the plan.


                                     ARTICLE VII
                                 CORPORATE RECORDS
    Section 7.01. TYPES OF RECORDS. The Corporation shall keep adequate and correct books and records of account, shall keep minutes of the proceedings of the stockholders, Board of Directors and committees of the Board of Directors and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into clearly legible written form within a reasonable time.


    Section 7.02. FINANCIAL STATEMENTS AND REPORTS. To the extent applicable, the Corporation will file with the Securities and Exchange Commission ("SEC") all quarterly, other interim, and annual financial reports required by the Securities Exchange Act of 1934 (the "Exchange Act"). Further, so long as the Corporation is subject to the reporting requirements of Section 12 of the Exchange Act, it shall prepare and submit to stockholders an annual report in accordance with Rule 14a-3 of the SEC. A copy of the foregoing reports shall be maintained in the principal executive office of the Corporation and such reports shall be exhibited at all reasonable times to any stockholder requesting an examination of them.

    The financial statements referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation.

    Section 7.03. STOCKHOLDERS' RIGHT OF INSPECTION. The books and records and minutes of proceedings of the stockholders and the Board of Directors and committees of the Board of Directors shall be open to inspection, upon the written demand under oath stating the purpose thereof, by any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for any proper purpose. This right of inspection shall extend to the records of the subsidiaries, if any, of the Corporation. Such inspection may be made in person, or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

    Section 7.04. DIRECTORS' RIGHT OF INSPECTION. Every director shall have the right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and/or its subsidiary corporations for a purpose reasonably related to his position as a director. Such inspection may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.


                                     ARTICLE VIII
                                  SUNDRY PROVISIONS
    Section 8.01. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st day of December of each year.

    Section 8.02. SEAL. The seal of the Corporation shall bear the name of the Corporation, the date of its incorporation, and the word "Delaware."

    Section 8.03. VOTING OF STOCK IN OTHER CORPORATIONS. Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any of the stockholders' meetings thereof by the Chairman of the Board or his designee. The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

    Section 8.04. AMENDMENTS. These By-Laws may be adopted, repealed, rescinded, altered or amended only as provided in Articles 5 and 6 of the Certificate.